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                                                                    EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS

To the Stockholders and Directors of eSat, Inc.


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 29, 2000, relating to the financial statements of eSat, Inc., for the year ended December 31, 1999, as well as our reports dated April 24, 2000, relating to the financial statements of PacificNet, LLC and InterWireless, Inc. for the years ended December 31, 1999 and 1998.


We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                            Carpenter Kuhen & Sprayberry

                                            /s/  Carpenter Kuhen & Sprayberry

Los Angeles, California
June 16, 2000